EXHIBIT 10.17



The following consignment agreement form has been entered into by each of the parties on the following table:

                                                                   % of Shares
         Consigned Stock          Consigning Owner                  Consigned
         ---------------          ----------------                  ---------
         Beijing Origin           Han Gengchen                        34.4%
                                  Yang Yasheng                        28.675%
                                  Yuan Liang                          25.8%
                                  Zhao Yuping                          3.995%
                                  Zhang Weidong                        3.13%
                                  Chen Weicheng                        1.96%
                                                                   -------------
                                                                      97.97%

         Changchun Origin         Beijing Origin                      99.0%
                                  Han Gengchen                         1.0%
                                                                   -------------
                                                                     100.0%

         Henan Origin             Beijing Origin                      90.0%
                                  Zhang Yingli                         4.1%
                                  Yang Yasheng                         3.86%
                                                                   -------------
                                                                      97.96%

                              CONSIGNMENT AGREEMENT

                                  ON SHARES OF

                                  -------------




                                 By and Between

                                       ---



                                       And


                         STATE HARVEST HOLDINGS LIMITED

                                December 25, 2004

This Share Consignment Agreement (Hereafter called the "Agreement") is entered into December 25, 2004 at Beijing between the following parties:

(1)  Ms.  ___   (Hereafter   called   "Party  A"),  a  Chinese   citizen   whose
     Identification Card Number is ____ and domiciled at _________; and

(2)  State  Harvest  Holding  Limited  (Hereafter  called  "Party B"), a British
     Virgin Islands limited incorporation, located at Offshore Incorporation Centre, Road Town, Tortola, British Virgin Island.

(Party A and Party B may be called "Party A and B" or "both parties" together, or "the Party" or "each Party" under this agreement)

WHEREAS:

(1) ____ is a limited corporation registered in Beijing, China, which is located at ______, whose major business area including the production and distribution of crossbreed corn seed or other agricultural seed.

(2) As of the date of this agreement, Party A holds __% of the total share of ___; and

(3) Party A agrees that Party A shall consign all the management rights and shareholder's rights in all the aforesaid shares of ____ to Party B in accordance with the conditions set forth in this agreement. Party B agrees that Party B shall take the responsibility to manage all the aforesaid shares and exercise shareholder's rights of _____.

Therefore, Party A and Party B enter into this Agreement based on the following terms:

1.   DEFINITION

1.1 Except as provided under the terms of this Agreement, the following terms shall mean:

     "This agreement" refers to this agreement and appendix;

     "Origin Inc" refers to _________;

     "Consignment" refers to Party B accepts Party's consignment to represent Party A manage shares and exercise shareholder's rights;

     "Consigned share" refers to Origin Inc's ____% shares which are consigned to Party B for management;

     "Signing date" refers to the date of signing this agreement;

     "Consignment period" refers the Article 3 of this Agreement which is the period of Party B's share consignment;

     "Business day" refers to any day except Saturday, Sunday and other days authorized to the banks to close;

     "China" refers People's Republic of China, as for this agreement, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan;

     "China law" refers to the effective laws, regulations, policies or other enforceable legal documents of People's Republic of China, and future effective laws, regulations, policies or other enforceable legal documents. Moreover, expect as otherwise provided, the term refers to the amended and substituted laws. (Excluding Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan).

1.2 This agreement will be binding on the executors, administrators, guardians heirs and devisees and any and all successors in interest to the consigned shares of Party A.

2.   CONSIGNMENT

2.1 Party A shall consign Party B to manage consigned shares, exercise Origin Inc shareholder's rights within the consignment period. Party B shall accept Party A's consignment to represent Party A to manage consigned shares, exercise Origin Inc shareholder's rights within the consignment period.

2.2 Party B shall exercise shareholder rights on behalf of Party A, included but not limited:

     2.2.1  To motion to hold the shareholders' meeting and submit proposal;

     2.2.2 To motion to replace or increase Origin Inc's directors, supervisors, and recommend new director or supervisor candidates in order to establish new board of directors and supervisory committee;

     2.2.3 To appoint a representatives to participate the shareholders' meeting and exercise the voting rights according to the proportion of consigned share

     2.2.4  To  exercise  the   management   rights,   controlling   rights  and
            decision-making power according to the proportion of Origin Inc's consigned share; and

     2.2.5  Exercise other shareholder rights on behalf of Party A.

2.3 Both parties agree that Party B shall propose to hold Origin Inc's shareholder meeting regarding to the reelection of Origin Inc's Board of Directors in 30 days following the execution of this Agreement. The candidates of Party B shall be elected as the new Origin Inc's Directors.

2.4 Party A agrees not to interfere with Party B's exercise of Origin Inc's shareholder rights. Nonetheless, Party A shall cooperate with Party B's on the management and shall promptly provide and sign the necessary power of appointment, agreements and contracts at Party B's request in favor of this share consignment.

2.5 Party A enjoys the rights of knowing information in connection with the share consignment as well as supervising, inquiry and suggesting Party B on the share consignment.

2.6 During the consignment period, Origin Inc will responsible for its corporate activities. Party B shall not be held liable to reimburse any loss of Party A or Origin Inc that is not caused by Party B intentionally or with material negligence during the period of exercise of shareholder's rights by Party B representing Party A.

2.7 During the consignment period, Party B should be entitled in exercising and enjoying any and all property rights in relation to the consigned shares, which include but are not limited to the profits, interests, dividends, bonus, and after liquidation, the residue assets.

2.8 Party A and any entity or individual under Party A's control shall, once Party A receives full and adequate compensation for the share transferred and for this agreement in all its respects, including that of the further transfer of the consigned shares, take all such action as permitted by Chinese law, time of the essence, for no payment of any kind by Party B, to effect a transfer of the consigned shares to Party B immediately. For the transfer and any costs associated with the transfer of additional consigned shares, Party A is not entitled to any additional compensation or reimbursement. This section is irrevocable by Party A. In the event of any interpretation of this section by a legal body or body with similar authority, whether as a result of a dispute among the parties or a third party action, including any government action, this section will be construed to give Party B as much of the full and actual ownership and full beneficial and economic rights and benefits of the consigned shares as is possible, so as to approximately full ownership under all applicable law.

3. CONSIGNMENT PERIOD

3.1 Both parties agree that the consignment period would be 3 years from the signing of this Agreement. When the consignment period is due, if both parties do not terminate this agreement with a written notice, the consignment period of this agreement may be extended automatically until a written termination agreement is signed by the parties.

4. LIMITATION PROVISION

4.1 Within consignment period, except Party A transfer the consigned share to Party B or the third party designated by Party B, otherwise without Party B's written consent, Party A shall not:

     4.1.1  Transfer or dispose in any other  manners  consigned  shares;

     4.1.2  Mount guarantee in any form upon consigned shares;

     4.1.3 Consign to any third party except Party B to manage the consigned shares;

     4.1.4  Alter consigned shares' proportion;

     4.1.5  Dispose any benefit arising out of consigned shares;

     4.1.6  Waive any rights attached to consigned shares;

     4.1.7  Burden any debt or obligation upon the consigned shares;

     4.1.8  Restructure in connection with the consigned shares.

4.2 Party A shall notify Party B within 3 days so that Party B could take immediate action to avoid damages, if judicial official or other government branch forcibly request to dispose the consigned shares, because of Party A's bankruptcy or illegal action against state law and policies.

5. BOTH PARTIES' WARRANTIES, REPRESENTATION AND UNDERTAKING

5.1  Party A's warranties, representations and undertakings:

     5.1.1 Party A is a natural person in China, who is qualified as legal unit to be a consigned person, holding the consigned shares lawfully. Party A has rights to sign this Agreement, to perform the terms and provisions under this Agreement, and to complete this consignment.

     5.1.2 Party A, who has the entirely independent privileges and disposal rights upon the consigned shares and lawfully holds the consigned shares. The consigned shares are not subjected to any mortgage, debt, obligation, arbitration or litigation, and are not limited by other prior rights or some other similar rights.

     5.1.3 Party A has already provided genuine, complete and accurate accounting material related to finance, assets and debt to Origin Inc. The above mentioned material does not contain any undisclosed facts that may cause material adverse effect to Origin Inc.

     5.1.4 Party A guarantees that he will not sign any contracts or agreements conflicting with this Agreement, and shall not assign the rights and obligation to any third party under this Agreement.

     5.1.5 Party A's any warranties, representations and undertakings, including any documents provided to Party B, do not contain inaccurate statements related to major events, or omit the major events which could cause misunderstanding of the statements.

     5.1.6 For the purpose of complete implementation of this Agreement, Party A promises that he shall take all necessary actions, steps and make all documents to execute all the terms in this Agreement.

5.2  Party B's warrants, representation and undertakings:

     5.2.1 Party B is an independent legal person, who incorporated under the laws of British Virgin Islands. Party B has already obtained the necessary authorization to sign this Agreement, to perform the terms and provisions under this Agreement, and to complete this consignment.

     5.2.2 Party B shall manage the consigned share in accordance with China law, and shall manage the share for the purpose of maximumming Origin Inc and shareholder's interests.

     5.2.3 Party B guarantees that he shall not sign any contracts or agreements conflicting with this Agreement, and shall not assign the rights and obligation to any third party under this Agreement.

     5.2.4 Party B's any warrants, representation and undertakings do not contain inaccurate statement related to major events, or omit the major events which could cause misunderstanding of the statements.

     5.2.5 For the purpose of complete implementation of this Agreement, Party B promise that he shall take all necessary actions, steps and make all documents to execute all the terms in this Agreement

6.   COST

6.1 Except as agreed by both parties in another agreement, all taxes and other fees or expense incurred in connection with the negotiation, drafting and execution of this agreement, shall be born by each party on his own expenses.

7.   CONFIDENTIAL

7.1 Any information, documents, data and all other materials (herein "confidential information") arising out of the negotiation, signing, and implement of this Agreement, shall be kept in strict confidence by both parties. Unless compelled to disclose in judicial or administrative process, or by other requirements of laws, any third party, except for those enjoying the rights to know the confidential information, shall neither be acknowledge or use the above confidential information, nor use the confidential information for the purpose not related to complete this Agreement.

7.2 The above confidential obligation of both parties is constant, which means it will not terminate as of the date of this Agreement's termination.

8. FORCE MAJEURE

8.1 "Force Majeure" refers that any event, condition, situation or the combination of event, condition and situation, which is outside the direct or indirect reasonable controlling scope of influenced party, and is limited by inevitable event, condition or situation that influenced party could not reasonable anticipate, or avoid, prevent or inevitable postpone either's perform under the terms of this Agreement. Neither party shall be liable to the other for any delay or failure to perform its obligation under this Agreement, if such failure or delay is due to force majeure. However, one party shall notify the other party in writing as soon as practical of any delay due to force majeure. After the force majeure ceases, each party shall continue to perform under this Agreement.

9.    DEFAULT

9.1 After effective date of this Agreement, it may constitute default, if either party is in default, nonperforming, or partly performing terms of this Agreement, or is in default of any warranties, representations and undertakings of this Agreement. The non-breaching party can allow the breaching party to remedy in a reasonable time period. If the breaching party do not remedy within the reasonable time period, the non-breaching party shall claim cancellation of the Agreement, and hold the breaching party liable for all the damages resulted from the breaching party's default. All the economic loss, including attorney fees, litigation and arbitration costs incurred by the default, shall be paid by the breaching party. The breaching party shall also be responsible to participate the relevant litigation. The economic loss shall not exceed the amount that breaching party could anticipate or should anticipate as of the date of this Agreement.

10. EFFECTIVE DATE

10.1 This agreement is effective from the date of signing (If it is signed by designated person, a letter of the power of attorney is necessary).

11. GOVERNING LAW AND DISPUTE RESOLUTION

11.1 The effectiveness, interpretation, implementation and dispute resolution related to this Agreement, shall be governed by laws of People's Republic of China.

11.2 Any dispute arising out of this Agreement, include but not limited to execution, enforcement, implementation, interpretation, default, modification, and termination, shall be resolved by both parties through mutual negotiation. If both parties could not reach an agreement within 30 days since the dispute is brought forward, either party may initiate legal action in the applicable jurisdiction. The recover party can ask the other party to pay for all professional service (including but not limited to legal counsel service) costs in the litigation and other related costs.

11.3 During the process of dispute resolution, both parties shall continue to perform other terms under this Agreement, except for provision of dispute resolution.

12. MODIFICATION, CANCELLATION, TERMINATION

12.1 The  modification of this Agreement shall not be effective  without written
     agreement  through  negotiation.   If  both  parties  could  not  reach  an
     agreement, this Agreement remains effective.

12.2 Both parties may agree to cancel this Agreement with written agreement.

12.3 In one of following events, this Agreement shall be terminated:

     12.3.1 Both parties terminate this Agreement with written agreement, during consignment period;

     12.3.2 Both parties cancel this Agreement with written agreement, during consignment period;

     12.3.3 The non-breaching shall cancel the agreement due to one party's default.

     12.3.4 Party A transfers consigned shares to Party B or any other party designated by Party B.

13.   GENERAL

13.1 Any statement, stipulation and promise made by one party to the other, which are the foundation and precondition to the Agreement, shall be complete and genuine. After the effective date, if either party discovers the fact does not comply with the other party's representation and warranties, the discovering party shall disclose immediately the above fact to the other. All the losses, costs, expenses, or obligations shall be compensated if it is resulted by either party's default of his representation and warranties.

13.2 Any representation, warranties and undertakings shall be separate and independent under this Agreement, which also shall not be limited by any provisions, except provided otherwise.

13.3 If any  provisions  of this  Agreement  shall be  construed  to be illegal, invalid, or unenforceable according the laws of China, they shall not affect the legality, validity and enforceable of the other provisions of this Agreement. If any provision is deemed to be illegal, invalid, or unenforceable, both parties shall modify this agreement through negotiation, and shall apply to both parties' original intend as close as possible.

13.4 This agreement constitutes the entire agreement between the parties relating to this consignment, which together with the appendix, represents both parties' genuine expression. This agreement supersedes all prior or contemporaneous discussions, or presentations and proposals, written or oral, with respect to subject matters discussed herein.

13.5 Except as otherwise provided by the laws, either party's failure or postpone to exercise rights under this Agreement do not constitute waive of the rights. Exercise rights solely or partly do not prevent to exercise other rights, or privileges.

13.6 All headings used in this Agreement are intended for convenience of reference only. They will not affect the construction or interpretation of the Agreement.

13.7 Except otherwise provided in this Agreement, the mentioned article, clause and appendix refer to the article, clause and appendix of this Agreement.

13.8 Any notice required to be given or delivered to either party under the terms of this Agreement shall be in writing and addressed to such party at the address indicated at the first page of the Agreement or such other address as such party may designate, in writing, from time to time. All notices shall be deemed to have been given or delivered upon by personal delivery, fax and registered mail. It shall be deemed to be delivered upon: one registered mail (1) 5 business days after deposit in the mail; two, personal delivery or fax; (2) business day after transmission. It the notice is delivered by fax, it should be confirmed by original through registered mail or personal delivery.

13.9 Both parties may sign additional agreement regarding to related matters of this consignment. Additional agreement and this Agreement have the same effect.

13.10 All the appendix of this Agreement is the undivided part, which has the same effect with this Agreement.

13.11 This agreement is written in both English and Chinese. If the two versions conflicts, the Chinese version shall prevail.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement. For and on behalf of

--------------------------
Shareholder


--------------------------
STATE HARVEST HOLDINGS LIMITED
Legal Representative Person (or his designee):